Exhibit 99.1

Epic Bancorp Receives NASDAQ Listing Approval and Announces 2.5 Cent Per Share Third Quarter Dividend

(San Rafael, California – July 30, 2004) – Kit M. Cole, CEO and Chairman of the Board of Directors of Epic Bancorp, announces approval of the company’s NASDAQ listing application and declaration of its 2.5 cent per share third quarter dividend.

NASDAQ Listing Application:

Epic Bancorp (“the Company”), formerly San Rafael Bancorp and the holding company for Tamalpais Bank (“the Bank”), received approval July 29, 2004 to list its stock on the NASDAQ SmallCap Market. The Board of Directors of the Company and the Bank are extremely pleased that the final step in taking the Company public has been completed.

“This is a very important day in the history of Epic Bancorp,” said Kit M. Cole. “The process of taking the company public has taken much longer than we first anticipated due to heavy workloads at NASDAQ.”

“We anticipate that trading will commence on August 9, 2004. The trading symbol for Epic Bancorp will be ‘EPIK’,” continued Kit M. Cole. “Shareholders will be receiving an announcement of the listing and contact information regarding our market makers,” Cole adds.

Persons interested in trading shares of Epic Bancorp can contact either their own broker or one of the following market makers: Troy K. Norlander, SVP, The Seidler Companies, 800-288-2811 or tnorlander@seidlercos.com;

Joey Warmenhoven, SVP,Wedbush Morgan Securities, Telephone: 503-675-3100, j.warmenhoven@wedbush.com; or Dave Bonaccorso,  Hoefer & Arnett, Telephone: 415-362-7111, dave.b@hoeferarnett.com.

Since Epic Bancorp’s filing for listing on the NASDAQ SmallCap Market, Tamalpais Bank has continued its expansion plans by opening two new Northern California branches—  one in San Anselmo and in the second in northern San Rafael at the Northgate shopping area. The Bank is also exploring further branching possibilities throughout Marin County, California.

During this period Tamalpais Bank also launched its Small Business (SBA) Lending program, headed by Senior Vice President, Small Business Lending Michael Rice and his team.

“While we were waiting for NASDAQ approval, we have been very busy pursuing our growth path,” remarked Mark Garwood, President and Co-CEO of Tamalpais Bank.” As a result, Tamalpais Bank has grown to a record level of $407 million in total assets.”

Declaration of Third Quarter Dividend:

The Board of Directors of Epic Bancorp also announced that it has approved a 2.5 cent per share quarterly dividend at its July 19, 2004 meeting.  This dividend will be paid to shareholders of record as of September 30, 2004. The dividend is payable October 15, 2004.

“We want to continue rewarding our shareholders who support Epic Bancorp and Tamalpais Bank. They have made all of this possible,” commented Kit M. Cole.

Tamalpais Bank, with five branches throughout Marin County, including Mill Valley, Greenbrae, San Anselmo, central San Rafael and northern San Rafael at the Northgate shopping area, had $407 million in assets and $244 million in deposits as of June 30, 2004 and currently has 50 employees.

Additional Market Maker contact information:

Dave Bonaccorso

Bank Trading Group

Hoefer & Arnett

555 Market Street, 18th Floor

San Francisco, CA  94105-2801

Telephone: 415-362-7111 or 800-346-5544

Fax: 415-398-8129

www.hoeferarnett.com

dave.b@hoeferarnett.com

Troy K. Norlander

Senior Vice President

The Seidler Companies

42605 Moonridge Road

P.O. Box 1688

Big Bear Lake, CA  92315

Telephone: 909-584-4500 or 800-288-2811

Fax:  909-585-7220

www.seidlercos.com

tnorlander@seidlercos.com

Joey Warmenhoven

Senior Vice President, Investments

Wedbush Morgan Securities

4949 S.W. Meadows Road, Suite 100

Lake Oswego, OR  97035

Telephone: 503-675-3100 or 800-357-3680

Fax: 503-675-5037

www.wedbush.com

j.warmenhoven@wedbush.com

For more information, contact Kit M. Cole at 415 460-2760, email kcole@tambank.com, or Mark Garwood at 415 454-1212, email mgarwood@tambank.com.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; (5) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission.